Exhibit 10.15

SECOND AMENDED
SHAREHOLDERS’ AGREEMENT
CHANGING WORLD TECHNOLOGIES, INC.
This Second Amended and Restated Shareholders Agreement (“Agreement"') is made and entered into as of the 14th day of February, 2002, by and between Changing World Technologies, Inc., a Delaware corporation (the “Company”) and the Persons listed on Schedule A hereto, as shareholders of the Company and the Persons who become shareholders of the Company in accordance with the provisions hereof with reference to the following facts:
     WHEREAS, the Shareholders are currently parties to the First Amended and Restated Shareholders’ dated as of the 18th day of February, 2000 the Shareholders desire to amend said Shareholder Agreement.
     NOW, THEREFORE, in consideration of the mutual benefits to be derived here from and of the mutual agreements hereinafter set forth, the parties hereto amend and restate the Original Shareholders Agreement in its entirety and agree as follows:
ARTICLE I
Definitions
     Affiliate. An “Affiliate” of a Person shall mean (I) a Person directly or indirectly Controlling, Controlled by or under common Control with such Person; (ii) a Person owning or Contolling 10% or more of the outstanding voting securities of such Person; or (iii) an officer, director, or partner, or member of the immediate family of an officer, director, or partner, of such Person. When the Affiliate is an officer, director, or partner or member of the immediate family of an officer, director, or partner, of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate. “ Control” of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     Board of Directors. The “Board of Directors” shall mean the Board of Directors of the Company, as the same may be constituted from time to time hereafter pursuant to applicable law and the Company’s governing documents.
     Commission. The “Commission” shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.
     Company Securities. “Company Securities” shall mean the Shares and securities convertible into or exchangeable for Shares and options, warrants or other rights to acquire Shares or any other equity security or equity-linked security issued by the Company.
     Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as the same may be amended, and the rules and regulations promulgated thereunder.
     Fair Market Value. “Fair Market Value” of the Company Securities shall mean the price at which the Company Securities would be exchanged between a willing buyer and a willing seller, each having reasonable knowledge of all relevant facts concerning the purchase and sale, neither acting under compulsion to consummate the purchase and sale, with equity to both.
     Person. A “Person” shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.
     Public Offering. A “Public Offering” shall mean a public offering of Company Securities or securities of the same class as the Company Securities pursuant to an effective registration statement under the Securities Act as a result of which the Company Securities may thereafter be (i) registered under Section 12(b) of the Exchange Act and listed on a major stock exchange or (ii) registered under, and the Company shall then meet the conditions for required listing under, Section 12(g) of the Exchange Act and admitted to trading privileges in the National Association of Securities Dealers Automated Quotation system (National Market Issues).
     Rule 144. “Rule 144” shall mean Rule 144, Rule 144A and Rule 145 (or any successor provisions under the Securities Act).
     Securities Act. The “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     Shareholder. A “Shareholder” shall mean each Person specified on Schedule A hereto as it may be amended from time to time and each other Person who succeeds to the interest of such named Person in and to any Company Securities in a manner permitted by the provisions of this Agreement.
     Shares. The “Shares” shall mean the shares of common stock, par value ten ($.10) cents of the capital stock of the Company, together with any other Shares of the capital stock of the Company hereafter acquired by any Shareholder and any other Company Securities or securities thereafter issued in respect of such Shares in any reorganization, recapitalization, reclassification, readjustment or other change in the capital structure of the Company.
     Transfer. A “Transfer” of Company Securities or any interest of a Shareholder therein shall mean any sale, assignment, transfer, disposition, pledge, hypothecation or encumbrance, whether direct or indirect, voluntary, involuntary or by operation of law, and whether or not for value, of such Company Securities or such interest of a Shareholder therein.
     Transferee. A “Transferee” shall mean a Person to whom a Shareholder Transfers Company Securities.

ARTICLE II
Restrictions on Transfer of Company Securities
     2.1 No Transfer of Company Securities. No Company Securities and no interest of a Shareholder in any Company Securities may be Transferred except in accordance with the terms of this Agreement. Any such attempted Transfer in violation of this Agreement shall be null and void ab initio, and neither the Company nor any transfer agent of the Company shall give effect to any such attempted Transfer in its stock records or for any other purpose.
     2.2 Restrictions Under Securities Laws. The Company Securities have been issued in a non-public offering and pursuant to the private offering exemptions of the Securities Act. Accordingly, the Company Securities have not been registered with any securities bureau in the State of Delaware or with the Commission. Notwithstanding anything to the contrary stated in this Agreement, no Company Securities may be Transferred unless and until (i) counsel for the Company shall have determined that the intended Transfer does not violate the Securities Act or the rules and regulations of the Commission thereunder, and any applicable state securities laws; or (ii) the intended Transfer is the subject of a “no-action” letter from the staff of the Commission and any applicable state securities regulatory agency to the effect that the intended Transfer without registration or qualification will not result in a recommendation by the staff of the Commission or applicable state securities regulatory agency that civil or criminal action be taken with respect thereto; or (iii) the Company Securities have been validly registered under the Securities Act and all applicable state securities laws. All costs and expenses of counsel to the Company in reviewing the foregoing matters with respect to an intended Transfer of any Company Securities shall be borne by the Shareholder owning such Company Securities.
     2.3 Permissible Transfers. Subject to Section 2.2 but otherwise, notwithstanding anything to the contrary set forth in this Agreement, the restrictions on Transfer specified herein shall not apply to any Transfer to (a) a Shareholder’s spouse or issue; (b) a corporation of which the stockholders and directors include only the Shareholder, his spouse and/or issue; (c) a partnership, the limited and general partners of which include only the Shareholder, his spouse and/or issue; (d) a limited liability company (limited duration or limited life company), the managers and members of which include only the Shareholder, his spouse and/or his issue; (e) a trust, the beneficiaries of which are and can only, now and in the future, be the Shareholder, his spouse and/or issue; (f) lineal descendants, or any combination thereof, or a trust in which a shareholder, a shareholder’s spouse or issue is a trustee and the beneficiary is a shareholder’s spouse, issue or lineal descendant, or any combination thereof; (g) the executors, administrators, heirs and distributees of the Shareholder or his permitted transferees, under the foregoing clauses (a), (b), (c), (d), (e) or (f) to whom Company Securities are transferred by will or the laws of descent and distribution on account of death; (h) the Company pursuant to any repurchase which the Company, in its sole and absolute discretion, may elect to effect; and (i) to the public market in the event such Transfer occurs at a time when Company Securities of the Company of the same class as the Company Securities are publicly traded in compliance with all applicable securities laws and such Transfer itself complies with (i) all applicable securities laws and regulations, including without limitation Rule 144 promulgated by the Commission and (ii) all applicable agreements, in favor of the Company’s underwriter or underwriters pertaining to dispositions of Company Securities by Shareholders. Such Transferees must also (a) satisfactorily complete a Purchaser’s Questionnaire, (b) execute and deliver to the Company an agreement to be bound by the terms of this Agreement and such other documents the Company may deem necessary or desirable. Any Transferee(s) under (h) above shall take the Company Securities free of all restrictions imposed by this Agreement.
     2.4 Loss of Voting Control. Any loss of voting Control contemplated by clause (a), (b), (c), (d), (e) or (f) of Section 2.3 or a Transfer by any person who is a Shareholder in which the Control of such Person changes now or in the future shall be deemed a Transfer in violation of this Agreement. Any Transferee(s) shall hold the Company Securities subject to all of the provisions of this Agreement and the Triggering Events contemplated by Sections 3.1.
ARTICLE III
Option to Purchase Company Securities
     3.1 Options of Purchase Company Securities, Triggering Event. For purposes of this Agreement, a “Triggering Event” is the occurrence of any event or transaction which would cause any Company Securities or any part of a Shareholder’s interest therein to be Transferred under circumstances that would not bring the Transfer within any other provision of this Agreement.
     3.2 Transferee Bound by Agreement. If, as a result of a Triggering Event, all or any part of the Company Securities of a Shareholder have been Transferred to a Transferee, such Transferee shall (a) take and hold the Company Securities subject to this Agreement and to all of the obligations and restrictions arising hereunder upon the Shareholder from whom such Company Securities were acquired and (b) shall observe and comply with this Agreement and with all such obligations and restrictions including, without limitation, the obligation to retransfer the Company Securities to the Company as set forth herein.
     3.3 Notice of Triggering Event. Upon the occurrence of a Triggering Event, the affected Shareholder, his transferee and/or his executor, administrator or conservator, as the case may be (collectively, the “Transferring Shareholder”), shall forthwith give notice to the Company, stating when the Triggering Event occurred, the reason therefor, the number of the Company Securities of the Transferring Shareholder so affected, and the name, address and capacity of the transferee, if a Transfer has occurred. If no such notice is given, any other Shareholder may institute the purchase proceedings by a written notice to the Company and the Transferring Shareholder. If the Triggering Event is a proposed sale or other disposition of all or any part of a Shareholders’ Company Securities or any interest therein for value in a bona fide offer from a third party (“Bona Fide Offer”), he shall give to the Company and all other Shareholders a written notice setting forth as to each Person to whom the sale is proposed to be made: (a) the name and address of that Person and, if that Person is a corporation or other entity, the principal owners thereof; (b) the number of offered Company Securities proposed to be sold to that Person; (c) the manner in which the sale is proposed to be made; and (d) the price at which and the material terms upon which, the sale is proposed to be made, and stating that such Person’s offer is a bona fide offer from a person who is ready, willing and able to purchase and not a competitor of the Company. All Bona Fide Offers must be in cash or cash equivalents.
     3.4 Option Periods. Upon the receipt of written notice to the Company as contemplated by Section 3.3 or upon receipt of actual notice of a Triggering Event as determined in good faith by the President, any Senior or Executive Vice President, the CEO or COO or the Board of Directors of the Company, the Company shall have the right and option for a period ending thirty (30) calendar days following the determination of the purchase price of the Company Securities pursuant to Section 3.5, to purchase the Company Securities available for purchase at the price and upon the terms hereafter provided in Sections 3.5, 3.6, and 3.7.
     3.5 Purchase Price. When any option to purchase Company Securities arises under this Article, the purchase price for such Company Securities shall be at the lower of Fair Market Value of the Company Securities or the price set by virtue of the triggering event except in the case of a Bona Fide Offer where the price will be set by the terms of the Bona Fide Offer.
     3.5.1 Determination of Fair Market Value. Upon the Company’s receipt of notice of the Triggering Event other than a Bona Fide Offer, the Transferring Shareholder and the Company shall forthwith attempt to agree upon the Fair Market Value of the Company Securities. If the Company and the Transferring Shareholder are unable to agree upon the Fair Market Value of the Company Securities within thirty (30) calendar days following the Company’s receipt of notice of the Triggering Event, they shall within the next thirty (30) calendar days jointly appoint one appraiser to determine the Fair Market Value of the Company Securities, and such appraiser shall conduct and complete an appraisal of the Fair Market Value of the Company Securities within thirty (30) calendar days after his appointment.
     3.5.2 Failure to Agree upon an Appraiser. If the Company and the Transferring Shareholder are unable to agree upon the identity of the appraiser to be so jointly appointed, the Company shall promptly choose one appraiser by notice to the Transferring Shareholder, and the Transferring Shareholder shall promptly choose one appraiser by notice to the Company. The two appraisers so selected shall then promptly appoint a third appraiser, and the three appraisers so selected shall conduct and complete an appraisal of the Fair Market Value of the Company Securities within thirty (30) calendar days after the selection of the third appraiser. The appraisers shall attempt to reach an agreement as to the Fair Market Value of the Company Securities, and the agreed decision of two out of the three appraisers shall govern. If two of the appraisers are unable to agree as to the Fair Market Value of the Company Securities, the values determined by each of the three appraisers shall be added together, their total shall be divided by three, and the resulting quotient shall be the Fair Market Value of the Company Securities. If however, the low appraisal and/or the high appraisal are/is more than 15% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is so disregarded, the remaining two appraisals shall be added together, their total shall be divided by two, and the resulting quotient shall be the Fair Market Value of the Company Securities. If both the low appraisal and the high appraisal are so disregarded, the middle appraisal shall be the Fair Market Value of the Company Securities. The determination of the Fair Market Value of the Company Securities in such manner shall be conclusive for all purposes and upon all parties.
     If either the Company or the Transferring Shareholder shall fail to appoint an appraiser within thirty (30) calendar days after the lapse of the initial thirty (30) calendar day period referred to above, then the appraiser appointed by the party which does appoint an appraiser shall alone determine the Fair Market Value of the Company Securities, and such appraisal shall be binding.
     Each party shall compensate the appraiser appointed by such party, and the compensation of the third appraiser and the expenses of the appraisal shall be borne equally by the Company and the Transferring Shareholder. The portion of such compensation and fees allocated to the Company shall be apportioned, as among the Company and any Shareholders electing to purchase the Company Securities, on a pro rata basis to the amount of the Company Securities purchased by the Company and each such Shareholder, respectively.
     All appraisers selected by the parties shall be reasonably experienced in valuing interests in businesses similar to the business then conducted by the Company. In making the appraisal, the appraisers shall determine the Fair Market Value of the Company Securities by whatever methods and/or formulae they deem appropriate in their discretion and taking into account whatever factors they deem appropriate in their discretion, including the restrictions upon sale imposed hereunder and by applicable securities laws.
     3.6 Payment of Purchase Price.
     3.6.1 Composition of Payment. Except in the case of a Bona Fide Offer where the terms and conditions of the offer shall govern, the purchase price shall be paid, at the option of the Company, either entirely in cash or partly in cash and partly by delivery of a promissory note. In no event, however, shall the Company make an initial cash payment of less than 25% of the purchase price of any Company Securities to be purchased. Any promissory note delivered hereunder (“Note”) shall be in the form of a secured promissory note, payable as provided in Section 3.6.2 below.
     3.6.2 Promissory Note. Each Note shall be non-negotiable and shall be payable in 60 equal monthly installments, with the interest rate determined by adding one (1.0%) percent to the prime lending rate for long-term debt as established by the posted rate at the Chase Manhattan Bank North America, as of the date of the note. Each Note shall provide that (i) any sums paid in any period in excess of the regular installment for such period shall be applied against installments thereafter falling due in the inverse order of their maturity without any penalty or premium, (ii) in case of default in the payment of any installment when due, the entire principal balance then remaining unpaid shall become immediately due and payable at the option of the payee and (iii) no payments of principal or interest may be made thereon at any time that the Company is in arrears in the payment of principal or interest on any Note previously issued by the Company.
     3.6.3 Subordination of Notes. Each Note issued by the Company shall be subordinated in right of payment to the payment of all Senior Debt (as defined below) upon such terms and conditions as the holders of the Senior Debt may determine, and each such Note shall contain subordination provisions, which are approved as to form and substance by all holders of the Senior Debt. For these purposes “Senior Debt” shall mean financing provided by one or more institutional lenders to fund the Company’s business operations which is in place and currently outstanding at the time of the triggering event. The parties acknowledge that the Company’s ability to make payments under outstanding Notes issued by it may be limited from time to time by the subordination provisions referred to above, by provisions of applicable law and by provisions of the Company’s governing documents. If, as a result of these limitations, the Company is at any particular time able to make payments under some but not all of its outstanding Notes, it shall allocate the payments which it is able to make among the Notes on a strict “first issued, first paid” basis.
     3.7 Consummation of Sale. Unless the parties involved mutually agree otherwise, delivery to the Company of the share certificates representing the Company Securities to be sold pursuant to this Agreement and payment of the purchase price therefor shall take place at a Closing to be held at the principal office of the Company at 10:00 a.m. within thirty (30) calendar days following the termination of the last applicable option period or, if applicable, within five (5) business days following receipt by the Company of the proceeds from a Stock Purchase Funding Policy. The transfer of title to the Company Securities to be sold at the Closing shall be made without representation or warranty by the Transferring Shareholder, except as to his good and marketable title to the Company Securities and the absence of any liens, security interests or adverse claims of any kind arising by, through or under such Transferring Shareholder. The share certificates representing the Company Securities to be sold shall be duly endorsed for transfer or accompanied by duly endorsed stock transfer powers with the signature of the Transferring Shareholder guaranteed by a commercial bank, trust company or registered broker dealer.
     3.8 Repurchase Restrictions.
     3.8.1. Notwithstanding anything to the contrary stated herein, the Company’s right to exercise any option provided for herein shall be subject to the restrictions governing the right of a corporation to purchase its own stock as set forth in Delaware, and such other pertinent federal and state laws, rules, regulations or other governmental restrictions as may now or hereafter be in effect.
     3.8.2. Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to repurchase any Company Securities from the Shareholders if (i) there exists and is continuing a default or an event of default under any financing or security agreement to which the Company is a party or any document entered into in connection with this Agreement, (ii) such repurchase would result in a violation of the terms or provisions of or a default or an event of default under any financing agreements or (iii) such repurchase would violate any of the terms or provisions of the Company’s governing documents or the terms of any Company Securities issued by the Company. In the event a repurchase otherwise permitted or required is prevented solely by the terms of the foregoing sentence, such repurchase shall take place without the application of further conditions or impediments at the first opportunity thereafter when no such default, event of default or violation exists or when such repurchase will not result in any such default, event of default, or violation under any financing or security agreements or in violation of any term or provision under the governing documents of the Company or the terms of any Company Securities issued by the Company.
     3.8.3. Notwithstanding any other provision of this Agreement, if any repurchase of Company Securities would otherwise take place at a time when the Company has no funds legally available therefor under the General Corporation Law of the State of Delaware, such repurchase will be postponed and will take place without the application of further conditions or impediments at the first opportunity thereafter when the Company has funds legally available therefor.
ARTICLE IV
Confidential Information
     From and after the Closing, each Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, except for the Company, all confidential matters and trade secrets known to him relating to the business and operations of the Company, including, without limitation, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, invention and research projects and other business affairs relating to the business and operations of the Company learned by such Shareholder heretofore or hereafter, and shall not disclose them to anyone outside of the Company and its Affiliates except upon the Company’s express prior written consent.
ARTICLE V
Termination of This Agreement
     This Agreement shall terminate, and the certificates representing the Company Securities and any insurance policies subject to this Agreement shall be released from the terms of this Agreement upon the first to occur of the following events: (i) the written agreement of the Company and the Shareholders then holding a majority of the Company Securities bound by the terms of this Agreement; (ii) at such time as there is only one remaining Shareholder of the Company; (iii) the liquidation and dissolution of the Company; or (iv) the effectiveness of the first Public Offering. The termination of this Agreement shall not affect or diminish any obligations of the parties hereto to pay for any Company Securities actually purchased prior to such termination. Upon the termination of this Agreement for any of the above reasons, the certificate of stock held by each Shareholder shall be surrendered to the Company, and the Company shall issue new certificates for the same number of Company Securities but without the legend required by this Agreement.
ARTICLE VI
Legend On Share Certificates

     Each of the certificates representing the Company Securities shall bear the following legend:
“None of the Company Securities represented by this certificate may be sold, assigned, transferred, pledged, hypothecated or in any other way disposed of or encumbered, voluntarily or involuntarily, by gift, bankruptcy, operation of law, winding up of a corporation or otherwise, except in accordance with the provisions of a Second Amended Shareholders’ Agreement, dated as of the 14th day of February, 2002, as it may be amended from time to time, a copy of which may be inspected at the principal office of this Company. All of the provisions of such Shareholders’ Agreement are incorporated herein by this reference.”
     Notwithstanding the foregoing legend, the failure of any Shareholder whose Company Securities were certificated prior to the date hereof who fails to surrender his certificate to be issued a new certificate with the foregoing legend shall still be subject to the terms and conditions of this agreement in all instances. A copy of this Agreement shall be delivered to the Secretary of the Company and shall be shown by him to any Person making inquiry concerning it.
ARTICLE VII
Notices
     All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by courier, other means of personal service, or if sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, addressed to, in the case of the Company, Changing World Technologies, Inc., 460 Hempstead Avenue, West Hempstead, NY 11552, Attention: Alan Libshutz, President, Fax (516) 486-0460 And, in the case of Shareholders, to the addresses and fax numbers listed on the Company’s stock ledger. All notices, requests and other communications shall be deemed received on the date of actual receipt if acknowledged by signature or affidavit of a courier or, in the case of a facsimile, three (3) days after the date of the transmission receipt. Any party may change its address for notices by notice to the other parties as provided in this Article.
ARTICLE VIII
General Provisions
     8.1 Waiver. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.
     8.2 Agreement to Perform Necessary Acts. Each party hereto and the heirs, executors or administrators of the Shareholders shall perform any further acts and execute and deliver any documents or procure any court orders which may reasonably be necessary to carry out the provisions of the Agreement.
     8.3 Modification. This Agreement may not be modified or amended except by a writing signed by the Shareholders holding a majority of the Company Securities and by an officer duly authorized to act on behalf of the Company. In the event of the amendment or modification of this Agreement in accordance with its terms, the Shareholders shall cause the Board of Directors to meet within 30 days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Company’s governing documents, including, without limitation its articles of incorporation and by-laws then in effect that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Shareholders entitled to vote thereon. The modification and amendment shall be final and binding on all Shareholders if made in accordance with the procedures set forth in this Section 8.3.
     8.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one instrument.
     8.5 Severability. Each provision and part thereof of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not affect the validity of the remainder of this Agreement.
     8.6 Offset Privilege. Any monetary obligation owing from the Company to any Shareholder hereunder may be offset by the Company against any monetary obligation then owing from the Shareholder to the Company.
     8.7 Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and understanding with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof and supersedes any and all prior and contemporary agreements and understandings.
     8.8 Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the state of Delaware without regard to conflict of law principles. Any suit brought herein shall be brought in the state or federal courts sitting in Dover, Delaware or New York, New York, the parties hereto waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over him and consents to service of process by any means authorized by the law of that state in which the suit has been brought.
     8.9 Injunction Relief. The parties acknowledge and agree that a violation of any of the terms of this Agreement will cause the parties irreparable injury for which adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement.
     8.10 Section Headings. The headings of the several sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.
     8.11 Construction. When necessary, the masculine shall include the feminine or neuter and the singular shall include the plural and vice versa.
     8.12 Binding Effect. Subject to the restrictions on Transfer contained herein, this Agreement shall be binding on and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.
     8.13 Conflict. In the event any provision of the Certificate of Incorporation or the By-Laws conflicts with any provision herein, the provision stated herein shall be controlling.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first herein above written.

THE COMPANY Changing World Technologies, Inc.
By:
Alan Libshutz, President

SCHEDULE A

NUMBER OF
SHAREHOLDER	ADDRESS	COMPANY SECURITIES